                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        GLOBAL NATURAL RESOURCES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                         GLOBAL NATURAL RESOURCES INC.

Robert F. Vagt
CHAIRMAN OF THE BOARD

                                                                  March 28, 1996

To Our Shareholders:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Global Natural Resources Inc., which will be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Tuesday, May 7, 1996.

     The accompanying Notice of Annual Meeting and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the formal meeting, an opportunity will be provided for questions by the shareholders.

     Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you now plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you do attend the meeting, you may, if you wish, revoke your proxy and vote in person.

     It is always a pleasure to meet with our shareholders, and I personally look forward to seeing as many of you as possible at the Annual Meeting.

                                                 Sincerely,

                                                 Robert F. Vagt

5300 Memorial, Suite 800 Houston, Texas 77007-8295 (713) 880-5464 P.O. Box 4682
                           Houston, Texas 77210-9698
            Telecopy: (713) 865-4386 Telex: 49602475 GLOBAL NATURAL

                         GLOBAL NATURAL RESOURCES INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

To the Shareholders of
Global Natural Resources Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Global Natural Resources Inc., a New Jersey corporation (the "Company"), will be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on Tuesday, May 7, 1996 at 9:00 a.m. (C.D.T.), for the following purposes:

     (1) To elect three directors to hold office for a term of three years or until their respective successors shall be duly elected and qualified.

     (2) To consider and act upon a proposal to increase the aggregate number of shares for which options may be granted under the Company's 1992 Stock Option Plan from 1,000,000 to 1,500,000 shares.

     (3) To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. A list of all shareholders entitled to vote is on file at the principal offices of the Company, 5300 Memorial Drive, Suite 800, Houston, Texas.

     So that we may be sure your vote will be included, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors,

                                                E. Lynn Hill
                                                 Secretary

March 28, 1996

                         GLOBAL NATURAL RESOURCES INC.
                            5300 MEMORIAL, SUITE 800
                           HOUSTON, TEXAS 77007-8295
                                 (713) 880-5464
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Global Natural Resources Inc., a New Jersey corporation (the "Company"), is furnishing this proxy statement in connection with the solicitation of proxies for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. (C.D.T.) on Tuesday, May 7, 1996 (and any adjournment(s) thereof). Solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone or telegraph by officers, directors, regular employees and other representatives of the Company. The Company will bear the cost of such solicitation. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by either (i) attending the meeting and voting in person or (ii) giving written notice of such revocation to Mr. E. Lynn Hill, Secretary of the Company, at Global Natural Resources Inc., 5300 Memorial, Suite 800, Houston, Texas 77007-8295. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Company prior to voting of the previously dated proxy.

     This proxy statement and the related form of proxy are being first mailed or delivered to shareholders of the Company on or about March 28, 1996.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     On March 15, 1996, the record date for those entitled to notice of and to vote at the Annual Meeting, there were outstanding 29,650,874 shares of Common Stock, par value $1.00 per share (the "Common Stock"). Each of the shares of Common Stock outstanding is entitled to one vote and may be voted in person or by proxy.

     The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned by such person or group and the percentage such number constitutes of the entire class as of March 15, 1996.

                                                                         BENEFICIAL OWNERSHIP AS
                                                                                   OF
                                                                             MARCH 15, 1996
                                                                        -------------------------
                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNERSHIP       OF CLASS
- ------------------------------------                                    ----------     ----------
Mr. Leon S. Gross....................................................   1,517,300(1)       5.1%
  Enterprises, Inc.
  River Park House
  3600 Conshohocken Avenue
  Philadelphia, Pennsylvania 19131
Interamerican Securities Corp........................................   1,520,048(2)       5.1%
  One Riverway, Suite 2450
  Houston, Texas 77056
Metropolitan Life Insurance Company..................................   2,269,900(3)       7.7%
  One Madison Avenue
  New York, New York 10010-3690
The Prudential Insurance Company.....................................   6,311,547(4)      21.3%
  of America
  Prudential Plaza
  Newark, New Jersey 07102-3777

- ---------------

(1) Information on Leon S. Gross ("Mr. Gross") is from Schedule 13D dated October 10, 1995, filed under the Exchange Act. Mr. Gross has sole voting and investment power with respect to his shares.

(2) Information on Interamerican Securities Corp. ("Interamerican") is from Interamerican's Schedule 13G dated February 6, 1995, filed under the Exchange Act. Shares reported include 265,330 shares beneficially owned by certain shareholders of Interamerican, as to which Interamerican disclaims beneficial ownership.

(3) Information on Metropolitan Life Insurance Company ("Met Life") is from Met Life's Schedule 13G dated February 9, 1996, filed under the Exchange Act. The shares were acquired by a subsidiary of Met Life, State Street Research and Management Company, Inc. ("State Street"). State Street has the sole power to vote or to direct the vote of 2,081,300 of the shares. State Street disclaims any beneficial interest in all of the securities as the shares are owned by various clients.

(4) Information on The Prudential Insurance Company of America ("Prudential") is from Prudential's Schedule 13G dated February 10, 1995, filed under the Exchange Act. Prudential has sole voting and investment power with respect to its shares.

                  ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors is divided into three classes and each director serves a term of three years. At the Annual Meeting, three Class I directors are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy at the meeting is required to elect a director. Accordingly, abstentions and broker non-votes would have no effect on the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with respect to the election of directors, the shares represented by each signed proxy will be voted for the election of the nominees listed below. Mr. R.A. Walker, a Class I nominee, has not previously served as a director of the Company. All other nominees for director are currently members of the Board of Directors. Mr. Hollimon, a Class III director, resigned from the Board effective December 31, 1995. Mr. Bennett, a Class I director, resigned from the Board effective on the date of the Annual Meeting. If any nominee becomes unavailable for election to the Board of Directors, the persons appointed as proxies will have discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee named herein will be unable to accept nomination or election.

     The following table sets forth the information concerning the three nominees for election as directors and the five continuing directors of the Company, including the principal occupations of each during the last five years and the number of shares of Common Stock beneficially owned by each of them as of March 15, 1996:

                                                                                SHARES OF
                                                                               COMMON STOCK
                                                                               BENEFICIALLY
                                                                               OWNED AS OF     PERCENT
NAME AND PRINCIPAL OCCUPATION                                 SERVED AS A       MARCH 15,        OF
DURING THE LAST FIVE YEARS(1)(2)                      AGE    DIRECTOR SINCE      1996(3)        CLASS
- --------------------------------                      ---    --------------    ------------    -------
NOMINEES
CLASS I - TERM EXPIRES IN 1999
- ------------------------------
R.A. WALKER........................................   39            --          6,311,547(4)    21.3%
  Managing director, Prudential Capital Group and
  Vice President, The Prudential Insurance Company
  of America. Mr. Walker has held a similar
  position with Prudential Capital Group for the
  past five years.
JOHN A. BROCK(A)(C)................................   65          1993             15,000           *
  Owner and President of Rockford Exploration, Inc.
  for more than five years. Until April 1992,
  principal owner, Chairman and Chief Executive
  Officer of Medallion Petroleum, Inc. for more
  than five years.
PATRICK L. MACDOUGALL(A)...........................   56          1994             12,500           *
  Chairman of the Board and Chief Executive Officer
  of West Merchant Bank Limited for more than five
  years.

CONTINUING DIRECTORS
CLASS II - TERM EXPIRES IN 1997
- -------------------------------
PAUL E. CARLTON(A).................................   70          1994             14,500           *
  Independent investor since 1984. Prior thereto,
  was Group Vice President, Domestic Exploration
  and Production of Getty Oil Co.
SIDNEY R. PETERSEN(B)(D)...........................   65          1992             19,500(5)        *
  Independent investor since 1984. Prior thereto,
  was Chairman and Chief Executive Officer of Getty
  Oil Co...........................................

                                                                                SHARES OF
                                                                               COMMON STOCK
                                                                               BENEFICIALLY
                                                                               OWNED AS OF     PERCENT
NAME AND PRINCIPAL OCCUPATION                                 SERVED AS A       MARCH 15,        OF
DURING THE LAST FIVE YEARS(1)(2)                      AGE    DIRECTOR SINCE      1996(3)        CLASS
- ---------------------------------------------------   ---    --------------    ------------    -------
JAMES G. NIVEN(A)(D)...............................   50          1985            354,166        1.2%
  Managing Director of Burson-Marsteller since
  January 1996. Chairman of the Board of Directors
  of Simmons Outdoor Corporation from December 1994
  to December 1995. Chairman of the Board of the
  Company from November 1989 to December 1994.
  Member of the Board of Directors of Texneft Inc.
  since November 1991. General Partner of Pioneer
  Associates Co., a venture capital firm, for more
  than five years.

CLASS III - TERM EXPIRES IN 1998
- --------------------------------
LINDA F. SJOMAN(C).................................   49          1995             10,000           *
  Secretary General and member of the Board of
  Directors of the Petroleum Advisory Forum since
  July 1993. Prior thereto, was Special Counsel in
  the Moscow office of Vinson & Elkins L.L.P. from
  February 1990 to July 1993. Prior thereto, was
  engaged in private law practice for more than
  five years.
ROBERT F. VAGT(C)(D)...............................   49          1992            376,806(6)     1.3%
  Chairman of the Board of the Company since
  December 1994. President and Chief Executive
  Officer of the Company since May 1992. Prior
  thereto, was a Director, President and Chief
  Operating Officer of Adobe Resources Corporation
  (Director from May 1986 to May 1992 and President
  and Chief Operating Officer from November 1990 to
  May 1992). Prior thereto, was Executive Vice
  President of Adobe Resources Corporation from
  August 1987 to October 1990.

- ---------------
* Represents less than 1%

(1) Directorships other than those listed in the table are: Sidney R. Petersen-Avery Dennison Corporation, Group Technologies Corporation, Nicor, Inc., and Union Bank; James G. Niven-Noel Group, Inc., The Prospect Group, Inc., Lincoln Snacks Company, HealthPlan Services Corporation, Tatham Offshore, Inc., Staffing Resources, Inc., The Lynton Group, Inc., and is an advisory director of Houston National Bank; R.A. Walker-Maxus Energy Corp., and Robert F. Vagt-First Albany Corporation and Santa Fe Energy Resources, Inc.

(2) Committee memberships are indicated by "(a)" for Audit Committee, "(b)" for Compensation Committee, "(c)" for Nominating Committee and "(d)" for Executive Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors and meets with the independent auditors to review the scope and results of their examination and the adequacy of the Company's system of internal accounting controls and to approve services performed by the auditors. The Compensation Committee consults with and advises senior management regarding compensation of executive officers and certain eligible directors and submits to the Board of Directors its recommendation with respect to compensation of the Company's executive officers. The Nominating Committee designates the nominees for election as directors at the Annual Meeting of Shareholders and will consider written recommendations by shareholders for nominees for director at any meetings of shareholders called for the election of directors delivered to the Nominating Committee c/o E. Lynn Hill, Secretary, Global Natural Resources Inc., 5300 Memorial Drive, Suite 800, Houston, Texas 77007 not fewer than fourteen (14) days nor more than fifty (50) days prior to such meeting. Each such notice shall set forth (i) the name, business address, if any, and residence address of the nominator, (ii) the name, age, business address and, if known, resident address of each nominee proposed in such notice, (iii) the principal occupation or employment of each such nominee, (iv) the number of shares of the Company which are owned beneficially and the number of shares which are owned of record by each such nominee, and (v) the number of shares of the Company which are owned beneficially and the number of shares which are owned by the nominator. The Executive Committee has and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not (1) make, alter or repeal any By-law, (2) elect or appoint any director or remove any officer or director, (3) submit to shareholders of the Company any action that requires shareholder approval, (4) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors, or (5) authorize the issuance of stock (including Preferred Stock or any series thereof) of the Company or take any other action then prohibited by law.

(3) The persons listed have sole voting and investment power with respect to their shares, except as noted. Shares of Common Stock beneficially owned as of March 15, 1996 includes shares of Common Stock of the Company that could be acquired within 60 days after March 15, 1996, upon the exercise of options granted pursuant to the Company's stock option plans as follows:
     Mr. Petersen, 17,500 shares; Mr. Niven, 327,500 shares; Ms. Sjoman, 10,000 shares; Mr. Vagt, 360,000 shares; Mr. Brock, 15,000 shares; Mr. Macdougall, 12,500 shares; and Mr. Carlton, 12,500 shares.

(4) Included in the number of shares owned by Mr. Walker are the shares held by the Prudential Insurance Company of America ("Prudential"), of which Mr. Walker is an executive officer. Prudential has sole voting and investment power with respect to such shares. Mr. Walker disclaims beneficial ownership of such shares.

(5) Of the 19,500 shares held by Mr. Petersen, 2,000 are held in The Petersen Family Trust, as to which he is one of two trustees.

(6) Mr. Vagt's common stock ownership includes 1,806 shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan.

     Each director who is not a salaried officer of the Company and does not receive compensation under consulting arrangements receives $13,000 annually for serving as a director, an additional fee of $1,000 per board meeting attended, $2,000 for serving as the Chairman of a committee and $650 for attending any committee meeting.

     Under the Company's 1992 Stock Option Plan (the "1992 Plan"), each director of the Company who is not also an employee is granted non-qualified stock options to purchase 10,000 shares of the Common Stock of the Company on the first business day following their election to the Board. Thereafter, on the first business day following the anniversary of such directors' initial grant, each director is granted a non-qualified stock option to purchase 2,500 shares of the Common Stock of the Company. The options are issued at a price equal to the fair market value of the Common Stock on the date of grant. The options have a ten year term and are fully exercisable after the date of grant and may be exercised only during the non-employee director's lifetime, only while he or she is a member of the Board of Directors of the Company and during the one-year period immediately following the termination of such membership status, and may in event of the Non-Employee Director's death while the option is exercisable, be exercised by the administrator of the Non-Employee Director's estate during the one year period following such date of death.

     During 1995, the Board of Directors held six meetings, the Compensation Committee held three meetings, the Audit Committee held three meetings, and the Nominating Committee held two meetings. No incumbent director attended fewer than 75% of the total meetings held by the Board and all committees of which they were members.

     The Company's executive officers are elected by the Board of Directors to serve for a term of one year or until their successors are elected and qualified. The Company's executive officers, in addition to those named in the above table, are:

NAME AND PRESENT POSITION           AGE    PRIOR BUSINESS EXPERIENCE
- -------------------------           ---    -------------------------
Kelly M. Barnes..................   42     Vice President -- Land of Global Natural Resources
  Vice President -- Land and               Corporation of Nevada ("GNRC"), a wholly-owned
  Assistant Secretary                      subsidiary of the Company since August 1992; Senior
  since July 1993.                         Staff Landman for Santa Fe Energy, Inc. from April
                                           1992 to August 1992; Southern Division Landman for
                                           Adobe Resources Corporation from January 1988 to
                                           April 1992.
Gerald R. Colley.................   45     Vice President -- International Exploration of the
  Senior Vice President --                 Company from July 1993 to December 1994; Vice
  International Exploration since          President -- International Exploration of GNRC since
  December 1994.                           October 1992; Vice President and Exploration
                                           Director of Hadson Europe, Inc. from August 1986 to
                                           October 1992.
Gregory S. Cusack................   36     Vice President -- Operations of GNRC since September
  Vice President -- Operations             1991; Manager of Operations from August 1991 to
  since July 1993.                         September 1991; Operations Engineer from October
                                           1983 to August 1991.
Scott A. Griffiths...............   41     Vice President -- Exploration of GNRC since
  Vice President -- Exploration            September 1991; Manager of Exploration from August
  since July 1993.                         1991 to September 1991; Chief Geologist from May
                                           1988 to August 1991.
E. Lynn Hill.....................   50     Vice President -- Finance and Administration and
  Senior Vice President --                 Secretary of the Company from July 1988 until August
  Finance and Administration and           1992.
  Secretary-Treasurer since
  August 1992.
William D. Hubbard...............   52     Senior Vice President -- Exploration of GNRC since
  Senior Vice President --                 June 1992; Division Exploration Manager for Santa Fe
  Domestic Exploration since July          Energy, Inc. from May 1992 until June 1992; Vice
  1993.                                    President- Exploration of Adobe Resources
                                           Corporation from October 1987 to May 1992.
David W. Martin..................   57     Vice President -- Engineering of Trend Exploration,
  Senior Vice President since              a subsidiary of Adobe Resources Corporation, for
  July 1993 and President of               more than five years prior to October 1992.
  Texneft Inc., a subsidiary of
  the Company, since October
  1992.
Gordon L. McConnell..............   49     Controller of the Company from July 1993 to January
  Vice President -- Accounting             1996; Controller of GNRC since October 1991;
  since January 1996.                      Assistant Controller from July 1991 to October 1991;
                                           Vice President -- Accounting for Prairie Producing
                                           from June 1989 to July 1990; Vice President --
                                           Finance and Administration for Felmont Oil Company
                                           from January 1988 to 1989.

NAME AND PRESENT POSITION           AGE    PRIOR BUSINESS EXPERIENCE
- -------------------------           ---    -------------------------
Darrell G. Molnar................   49     Senior Vice President -- Operations of GNRC since
  Senior Vice President --                 August 1992; Drilling Superintendent and Engineering
  Operations since July 1993.              Manager of Transco Exploration and Production Co.
                                           from August 1988 until July 1992.
Thomas H. Pielech................   35     Manager of Gas Supply for USAgas from April 1990
  Vice President -- Oil and Gas            until May 1992; Manager of Gas Supply for
  Marketing since January 1996             Amalgamated Pipeline Co. from July 1989 to April
  and Vice President -- USAgas             1990; Gas Contract Representative for Arco Oil and
  Pipeline, Inc., a wholly owned           Gas Company from June 1987 until July 1989.
  subsidiary of the Company,
  since May 1992.
M. Lee Van Winkle................   43     Vice President -- Corporate Planning of GNRC since
  Vice President --                        August 1992; Corporate Manager -- Planning and
  Corporate Planning since July            Budget for Adobe Resources Corporation for more than
  1993.                                    five years prior to August 1992.

                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executive officers are generally made by the three member Compensation Committee of the Company's Board of Directors. Effective December 31, 1995, one of the members of the Compensation Committee resigned from the Board of Directors. His position on the Compensation Committee will be filled. Each member of the Compensation Committee is a non-employee director. In addition to setting compensation levels, the Committee selects officers and key employees for participation in stock option plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee benefit plans of the Company. The Compensation Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code; however, the Compensation Committee may in the future decide to authorize compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interests of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align management's and shareholders' interests in the enhancement of shareholder value over the long-term. The Committee does this by setting specific annual objectives for the Company and for each of the Company's key employees. The basis for these annual targets are the operational objectives, and the asset growth and the financial objectives contained in the capital budget and operating plan which is adopted annually. Individual performance relative to these goals is reviewed at least annually.

     The key tool used to provide long-term incentives is the stock option plan, which is intended to align the interests of the Company's employees with that of its shareholders. Thus, success in achieving annual objectives and success in enhancing shareholder value should translate directly into an enhanced benefit for key employees. The Compensation Committee believes that rewarding employees through stock based performance compensation arrangements enhances shareholder value over the long-term.

     Once yearly, there is also a review of salary levels. At that time the Compensation Committee considers on an informal basis the prevailing levels of compensation paid by comparable organizations, individual contributions to the Company which each of the executives has made and can be expected to make in the future, and such other factors as the Committee may deem relevant at the time of making such determinations.

     In 1993, the Company adopted an annual management incentive plan for the Company's executive officers. This plan established performance goals for the Company and for each individual, and is administered by the Compensation Committee. Performance goals for 1995 required that production of oil and gas, cash flow and oil and gas reserves reach the levels established in the Company's capital budget and operating plan. In addition, a goal was established for the Company's stock price performance compared to the Company's peer group. Based on performance versus 1995 objectives, the Committee awarded $773,500 in bonuses to 13 individuals in January 1996.

     In January 1996 the Committee authorized, and the Company issued, approximately 132,000 non-qualified stock options to 33 executive officers and key employees. The options granted will vest twenty percent (20%) after six months from the date of grant with an additional twenty percent (20%) becoming vested and exercisable on each of the first, second, third and fourth anniversaries of the date of grant. Such options are forfeitable in the event the employee voluntarily terminates employment prior to vesting.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Vagt was retained as President and Chief Executive Officer in May 1992. The subjective factor given the most weight in determining his compensation was to provide a salary level competitive with that which would be made available to him by organizations with which the Company competes for the services of qualified executives. In 1992, consistent with the Company's philosophy of issuing long-term compensation to help align an executive's interests with that of the Company's shareholders, Mr. Vagt was granted 450,000 non-qualified stock options. Under the Company's annual management incentive plan, the Committee awarded Mr. Vagt a bonus of $225,000 in respect of 1995.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                                 William L. Bennett, Chairman
                                                 Sidney R. Petersen

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL                            LONG-TERM
                                      COMPENSATION                        COMPENSATION
                                      SALARY BONUS                     ------------------
   NAME AND PRINCIPAL              ------------------   OTHER ANNUAL       SECURITIES          ALL OTHER
        POSITION           YEAR    SALARY      BONUS    COMPENSATION   UNDERLYING OPTIONS   COMPENSATION(1)
- -------------------------  ----    -------    -------   ------------   ------------------   ---------------
                                       ($)        ($)            ($)                  (#)               ($)
Robert F. Vagt...........  1995    320,000    225,000          --                --               4,620
  Chairman of the Board,   1994    300,000    180,000          --                --               4,620
  President and Chief      1993    280,000    190,000          --                --               4,000
  Executive Officer
William D. Hubbard.......  1995    168,682     64,000          --            10,000               4,620
  Senior Vice President    1994    160,650     59,000          --                --               2,310
  -- Exploration           1993    153,000     50,000          --            36,000               2,206
David W. Martin..........  1995    154,350     58,000      51,188(2)         12,000               4,244
  Senior Vice President    1994    147,000     54,000          --                --               2,310
                           1993    140,000     20,000          --            18,000                 875
Gerald R. Colley.........  1995    133,000     72,000          --            20,000               4,620
  Senior Vice President    1994    121,800     58,000          --                --               1,540
  --                       1993    116,000     25,000          --            17,500               1,350
  International
  Exploration
E. Lynn Hill.............  1995    137,812     52,000          --             7,000               4,495
  Senior Vice President    1994    131,250     42,000          --                --               3,281
  --                       1993    125,000     15,000          --            14,000               1,156
  Finance and
  Administration,
  Secretary-Treasurer

- ---------------

(1) Amounts received by the individuals listed above reflect matches made by the Company for employee contributions to the Global Natural Resources Inc. Employees 401(K) Savings Plan. (See Benefit Plans -- Savings Plan for a description of the Savings Plan.)

(2) Other annual compensation for Mr. Martin represents the gain on exercise of stock options.

STOCK OPTIONS

     The following table sets forth information with respect to grants of stock options to the Named Officers during the last fiscal year pursuant to the Company's Stock Option Plans:

                          STOCK OPTION GRANTS IN 1995

                                                                                               POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL
                             NUMBER OF       PERCENT OF                                      RATES OF STOCK
                               SHARES           TOTAL                                      PRICE APPRECIATION
                             UNDERLYING    OPTIONS GRANTED                                  FOR OPTION TERMS
                              OPTIONS      TO EMPLOYEES IN    EXERCISE OR    EXPIRATION    ------------------
           NAME              GRANTED(1)      FISCAL YEAR      BASE PRICE        DATE         5%         10%
- ---------------------------  ----------    ---------------    -----------    ----------    -------    -------
                                (#)                             ($/sh)                       ($)        ($)
William D. Hubbard.........    10,000              6%            8.3125       1/23/05       52,300    132,480
David W. Martin............    12,000              7%            8.3125       1/23/05       62,760    158,976
Gerald R. Colley...........    20,000             11%            8.3125       1/23/05      104,600    264,960
E. Lynn Hill...............     7,000              4%            8.3125       1/23/05       36,610     92,736

- ---------------

(1) Stock options granted in 1995 were granted under the Company's 1992 Stock Option Plan. The options have a ten year term and vest twenty percent (20%) after six months from the date of grant, with an additional twenty percent (20%) becoming vested and exercisable on each of the first, second, third and fourth anniversaries of the grant. Termination of the employee for cause or voluntary resignation shall cause forfeiture of all awards after service to the Company ends. In the event of an involuntary termination without good cause, or in the event of termination by reason of disability, retirement or death, options earned as of the date of termination are forfeited one year after service to the Company ends.

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the Named Officers.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                                                     UNEXERCISED IN-THE-MONEY
                                      SHARES                                           OPTIONS AT YEAR-END
                                    ACQUIRED ON                                    ----------------------------
               NAME                  EXERCISE      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------------  -----------    -----------    -------------    -----------    -------------
                                            (#)            (#)              (#)            ($)              ($)
Robert F. Vagt....................         0         360,000          90,000         922,500         230,000
William D. Hubbard................         0          39,600          26,400         123,400          79,350
David W. Martin...................     9,300           9,900          18,300          32,269          52,419
Gerald R. Colley..................         0          20,500          24,500          69,875          63,875
E. Lynn Hill......................         0         109,800          11,200         488,163          32,900

STOCK OWNERSHIP

     The following table sets forth, with respect to each Named Officer, the number of shares beneficially owned by such person and the percentage such number constitutes of the entire class as of March 15, 1996.

                                                                      BENEFICIAL OWNERSHIP AS OF
                                                                            MARCH 15, 1996
                                                                    ------------------------------
                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL        PERCENTAGE
                    NAME OF BENEFICIAL OWNER                        OWNERSHIP(1)(2)      OF CLASS
- ----------------------------------------------------------------    ---------------     ----------
Robert F. Vagt..................................................         376,806            1.3%
William D. Hubbard..............................................          44,581               *
David W. Martin.................................................          15,082               *
Gerald R. Colley................................................          26,624               *
E. Lynn Hill....................................................         113,904               *
All officers and directors as a group (19 persons)                     7,523,728           25.4%

- ---------------

* Represents less than 1%

(1) The persons listed have sole voting and investment power with respect to their shares. Shares of common stock beneficially owned as of March 15, 1996 includes shares of common stock of the Company that could be acquired within 60 days after March 15, 1996, upon the exercise of options granted pursuant to the Company's stock option plan as follows: Mr. Vagt, 360,000 shares; Mr. Hubbard, 43,200 shares; Mr. Martin, 13,900 shares; Mr. Colley, 25,500 shares; and Mr. Hill, 112,800 shares.

(2) Common stock ownership for the persons listed includes shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan as follows: Mr. Vagt, 1,806 shares; Mr. Hubbard, 1,381 shares; Mr. Martin, 1,182 shares; Mr. Colley, 1,124 shares; and Mr. Hill, 1,104 shares.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the NYSE Index and to an index of peer companies for the Company's last five fiscal years. The companies in the peer index were initially selected based on the following criteria: (i) total assets ranging from approximately $100 million to $625 million, (ii) total revenue ranging from approximately $40 million to $300 million and (iii) oil and gas and related revenue comprising at least 64% of total revenue. The companies included in the peer index were American Exploration Co., Crystal Oil Corporation, Forest Oil Corporation, Plains Resources, Inc., Pogo Producing Co., Wainoco Oil Corporation and Wiser Oil Co. Harkin Energy Corporation, Kelly Oil and Gas Partners and Plains Petroleum Co. were included in the peer index in prior years but were excluded in 1995 due to either mergers or reorganizations. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990 and that all dividends were reinvested.

      Measurement Period         Global Natu-                    Broad Market
    (Fiscal Year Covered)        ral Resources    Peer Group        (NYSE)
1990                                    100.00          100.00          100.00
1991                                    142.86           88.10          129.41
1992                                     92.86           99.34          135.50
1993                                    103.57          127.97          153.85
1994                                    121.43          127.31          150.86
1995                                    150.00          167.82          195.61

BENEFIT PLANS

     The Company maintains a 401(K) employee savings plan ("Savings Plan") and a defined benefit pension plan ("Pension Plan"). These plans are briefly described below.

     Savings Plan -- The Savings Plan was established by the Company effective October 1, 1993. The Savings Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. All employees at least eighteen (18) years of age and that have completed six (6) months of service are eligible to participate. The Company will match up to 50% of the first 5% of compensation deferred. The employee's contribution could not exceed $9,240 in 1994 and 1995. The limit amount is increased to $9,500 for 1996. The employer matching contribution is made in the Company's common stock.

     The Savings Plan is intended to qualify as a Section 401(K) cash or deferred compensation arrangement whereby, an employee's contributions and the Company's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Plan, and the Savings Plan is subject to the restrictions imposed by the Internal Revenue Code of 1986, as amended. Investment alternatives to which contributions may be allocated by the participants include a fixed income fund, a balanced fund, a diversified fund and a concentrated fund. Only the Company's matching contribution is allowed to be made in Company common stock. Employees may, however, direct the sale of Company common stock held in their account and allocate proceeds to any of the other investment alternatives.

     Pension Plan -- The Pension Plan covers employees of the Company and employees of affiliated companies who are at least 21 years old and who have completed certain service requirements.

     The Company pays the entire cost of the Pension Plan, the amount of the contribution being determined annually on an actuarial cost method under which contributions are determined for all participants as a group, and individual participant contributions are not readily available. Aggregate contributions to the Pension Plan for 1995 were approximately 10.34% of total remuneration of participants covered under the Pension Plan.

     The following table shows the estimated annual benefits payable upon retirement at age 65 to persons in specified compensation and years-of-service classifications under the Pension Plan.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE AT RETIREMENT
                            -------------------------------------------------------------------------
                              10         15         20         25         30         35         40
     AVERAGE SALARY          YEARS      YEARS      YEARS      YEARS      YEARS      YEARS      YEARS
- -------------------------   -------    -------    -------    -------    -------    -------    -------
$ 50,000.................   $15,000    $17,500    $20,000    $21,250    $22,500    $23,750    $25,000
  75,000.................    22,500     26,250     30,000     31,875     33,750     35,625     37,500
 100,000.................    30,000     35,000     40,000     42,500     45,000     47,500     50,000
 150,000.................    45,000     52,500     60,000     63,750     67,500     71,250     75,000
 200,000.................    45,000     52,500     60,000     63,750     67,500     71,250     75,000
 300,000.................    45,000     52,500     60,000     63,750     67,500     71,250     75,000
 400,000.................    45,000     52,500     60,000     63,750     67,500     71,250     75,000
 500,000.................    45,000     52,500     60,000     63,750     67,500     71,250     75,000

     The term "average salary" in the table refers to the average annual compensation, including bonuses and overtime pay, during the period of 60 consecutive months which results in the highest such average.

     The normal retirement benefit is a monthly benefit that commences on the first day of the month coincident with or next following the later of (i) the attainment of age 65 and (ii) the fourth anniversary of the date on which participation commenced, and is payable for the lifetime of the participant in an amount that it is equal to 3% of the average salary for each of the first ten years of service plus 1% of the average salary for each of the next ten years of service plus 1/2% of the average salary for each year of service in excess of twenty, limited in 1995 to $120,000 per year for those whose social security retirement age is 65. The estimated number of years of credited service completed through December 31, 1995 by the named officers are as follows:

                  NAME              YEARS                     NAME              YEARS
        ------------------------    ------          ------------------------    ------
        Robert F. Vagt..........    Four            E. Lynn Hill............    Seven
        William D. Hubbard......    Four            Gerald R. Colley........    Three
        David W. Martin.........    Three

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and the rules issued thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of equity securities of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of such securities. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during 1995, its executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

              PROPOSAL TO INCREASE THE AGGREGATE NUMBER OF SHARES
              FOR WHICH OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
                             1992 STOCK OPTION PLAN

INTRODUCTION

     The Board of Directors unanimously recommends that the Company's shareholders consider and approve a proposal to increase the aggregate number of shares for which options may be granted under the Company's 1992 Stock Option Plan (the "1992 Plan") from 1,000,000 to 1,500,000.

PROPOSED AMENDMENT TO THE 1992 PLAN

     The 1992 Plan provides for the issuance of options to purchase up to an aggregate of 1,000,000 shares of the Company's Common Stock to employees, directors and other persons performing services for the Company, as determined by a committee of members of the Board of Directors. As of March 1, 1996, there were outstanding options under the 1992 Plan to purchase an aggregate of 828,500 shares of the Company's Common Stock, and there were 76,500 shares reserved for future option grants.

     The Board of Directors believes that the number of shares of Common Stock for which options may be granted under the 1992 Plan is insufficient to meet the Company's needs to attract and retain qualified personnel and to continue to provide incentives to employees, directors and potential recipients. In addition, the granting of options fosters the interests of both the recipients and the Company's shareholders, in that the recipients have an incentive to maximize the value of the Company to its shareholders. Therefore, the shareholders of the Company are being asked to consider and vote for a proposal to increase the aggregate number of shares for which options may be granted under the 1992 Plan from 1,000,000 to 1,500,000.

DESCRIPTION OF THE 1992 PLAN

  ADMINISTRATION

     The 1992 Plan is administered by a committee consisting of members of the Board of Directors (the "Committee") who are appointed by the Board of Directors. Members of the Committee must consist of directors who are, and shall continue to be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended. The Committee has sole authority to select the individuals who are to be granted options from among those eligible to participate in the 1992 Plan and to establish the number of shares which may be issued under each option.

  ELIGIBILITY

     Options may be granted only to (i) individuals who are employees of the Company and its subsidiaries, including officers and directors who are also employees at the time the option is granted, (ii) individuals who are directors but not also employees of the Company and its subsidiaries, and (iii) any other persons who perform services for or on behalf of the Company deemed by the Committee to be in a position to perform such services in the future; provided, however, that options that constitute incentive stock options ("ISOs") qualified under the Internal Revenue Code (the "Code") (See "Federal Income Tax Consequences," below) may be granted only to employees described in clause (i) above, and that members of the Committee shall be granted options only as described under the heading "Grants to Non-Employee Directors," below. No options may be granted under the 1992 Plan after June 26, 2002. Currently there are approximately 90 persons eligible to receive options under the 1992 Plan.

  SHARES SUBJECT TO THE 1992 PLAN

     A maximum of 1,000,000 shares of Common Stock may be awarded under the 1992 Plan as currently in effect. The shareholders are being asked to approve an increase to 1,500,000 shares. As of March 1, 1996 the market value of the shares subject to the 1992 Plan was $12,125,000. Both treasury shares and shares that are authorized but unissued may be utilized under the 1992 Plan. The number of shares available under the 1992 Plan is subject to adjustments for changes in capitalization or in connection with certain corporate transactions. Any shares subject to options which expire or terminate prior to being exercised in full may again be used for an option under the 1992 Plan.

  OPTIONS

     Options granted under 1992 Plan may be either ISOs or non-qualified stock options, i.e., not qualified under the Code ("NQSOs"). (See "Federal Income Tax Consequences," below.) The option price of each share of Common Stock subject to an option is fixed by the Committee but (i) in the case of an ISO, such purchase price shall not be less than the fair market value of the Common Stock on the date of grant of the option and (ii) in the case of an NQSO, such purchase price shall not be less than 50% of the fair market value of the Common Stock on the date of grant of the option. Under the 1992 Plan, the fair market value with respect to such shares is equal to the mean of the reported high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape on the day on which an option is granted. All options designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price may be made for extraordinary dividend distributions. No option may be outstanding for more than ten years after its grant. Upon exercise of an option, payment for shares may be made in cash, or, if the option document so provides, in shares of Common Stock calculated based upon their fair market value as of the date of their delivery or, if the option document so provides, a combination of stock and cash.

  STOCK APPRECIATION RIGHTS

     Under the 1992 Plan, an option may provide for the surrender of the right to purchase shares under the option in return for payment in cash and/or shares of the Company's Common Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the exercise price therefor, such right being commonly referred to as a "stock appreciation right" or "SAR."

  CASHLESS EXERCISE

     An option under the 1992 Plan may provide for a "cashless exercise" by allowing the optionee to direct an immediate market sale or margin loan respecting the shares under the option pursuant to the Company's extension of credit for the option price. Pursuant to this procedure the optionee would direct the delivery of the shares under the option from the Company to a brokerage firm and the delivery of the option price from sale or margin loan proceeds from the brokerage firm to the Company.

  GRANTS TO NON-EMPLOYEE DIRECTORS

     The 1992 Plan provides that each director of the Company who is not also an employee of the Company or its subsidiaries will be granted, following their election, an option to purchase 10,000 shares of the Common Stock of the Company at a price equal to the fair market value of the Common Stock on the date of grant of the option. Thereafter, each director will be granted during the term of the 1992 Plan, on the first business day following the anniversary in each calendar year of such director's initial grant, an option to purchase 2,500 shares of Common Stock of the Company at a price equal to the fair market value of the Common Stock on the date of grant of the option. The options granted hereunder are fully exercisable after the date of grant and may be exercised only during the non-employee director's lifetime, only while he or she is a member of the Board of Directors of the Company and during the one-year period immediately following the termination of such membership status, and may in the event of the Non-Employee Director's death while the option is exercisable, be exercised by the administrator of the Non-Employee Director's estate during the one year period following such date of death. The options granted to Non-Employee Directors will be NQSOs, will not provide for SARs but will provide for "cashless exercise."

  TRANSFERABILITY

     Options granted under the 1992 Plan are not transferable by the optionee other than by will or the laws of descent and distribution and are exercisable during the lifetime of the optionee only by the optionee or by the optionee's guardian or legal representative.

  SHAREHOLDER STATUS

     Recipients of options under the 1992 Plan do not have any rights as shareholders by virtue of the grant of an option. Such rights are accorded only with respect to shares of Common Stock actually issued or delivered to such recipient.

  TERMINATION, SUSPENSION OR MODIFICATION OF THE 1992 PLAN

     The Board of Directors may terminate, suspend, or modify the 1992 Plan at any time but may not, without authorization of the Company's shareholders, effect any change (other than adjustments for changes in capitalization or corporate transactions, as provided in the 1992 Plan) that increases the aggregate number of shares for which options may be exercised, changes the class of individuals eligible to receive options, or extends the period of time during which options may be granted.

  OPTIONS OUTSTANDING

     At March 1, 1996, there were outstanding options granted under the 1992 Plan covering an aggregate of 828,500 shares of the Company's Common Stock, having a weighted average per share exercise price of $8.235. On March 1, 1996, the closing price of the Company's Common Stock on the New York Stock Exchange was $12.125.

  FEDERAL INCOME TAX CONSEQUENCES

     ISOS. A participant under the 1992 Plan does not realize income for federal income tax purposes as a result of (i) the grant of an ISO under the 1992 Plan or (ii) the exercise of an ISO under the 1992 Plan. The Company is not entitled to a federal income tax deduction upon the grant or exercise of an ISO. Long-term capital gains tax rates will apply to the gain (excess of the amount received for the shares over the amount paid for the shares) at the time that the participant disposes of the shares provided that certain holding requirements discussed below are met. The spread between the exercise price and the fair market value of the transferred shares at the time of the exercise of an ISO is included in alternative minimum taxable income subject to the alternative minimum tax for the taxable year in which such transfer occurs. If the shares are disposed of in the same taxable year and the amount realized is less than that fair market value at the time of exercise, the amount included in the alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     The availability of the income tax treatment discussed in the foregoing paragraph is subject to two conditions. First, the participant must continue to be an employee of the Company or a parent or subsidiary of the Company at all times during the period beginning on the date that the ISO was granted and ending (with exceptions for disability and death) on the date three months before the option is exercised. Second, such income tax treatment is available only if the participant does not dispose of the shares acquired pursuant to the exercise of the ISO (1) within two years from the date of granting of the option nor (2) within one year after the shares were transferred pursuant to the exercise of the option. If the participant disposes of the shares prior to the expiration of the required holding period, the participant realizes ordinary income in the year of disposition and the same amount is then deductible by the Company.

     In the case of an ISO, the tax consequences to the participant of the payment of the option price with shares of stock previously acquired ("Previously Acquired Shares") will depend on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of an ISO ("Statutory Option") and if such Previously Acquired Shares are being transferred prior to the expiration of the applicable minimum statutory period, the transfer is treated as a disqualifying disposition of the Previously

Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss is recognized on the exchange. In either case, (i) the participant's basis in the number of shares received equal to the Previously Acquired Shares exchanged is the same as his basis in the Previously Acquired Shares, increased by any income recognized upon the disqualifying disposition of the Previously Acquired Shares, and (ii) the participant's basis in the shares received in excess of the number of Previously Acquired Shares is zero.

     NQSOS. A participant realizes no income as a result of the grant of a NQSO under the 1992 Plan. However, a participant realizes ordinary income upon the exercise of the NQSO (or at the later date described below) equal to the excess of the fair market value of the shares at the time of exercise (or at such later date) over the option price. The Company is not entitled to a federal income tax deduction upon the grant of the NQSO, but upon transfer of the shares to such participant upon its exercise (or at the later date described below) an amount corresponding to the participant's taxable income becomes deductible by the Company. The amount of income recognized at the time of exercise is added to the option price to determine the participant's basis in the shares, and any further appreciation upon ultimate sale of the shares is taxable as short or long term capital gains (with the holding period measured from the date of exercise). If the shares received upon exercise are not transferable and are subject to a substantial risk of forfeiture, the realization of compensation income is postponed until the earlier of the lapse of the forfeiture restrictions or the making of an "IRC 83(b) election." For such purposes, potential liability by Company insiders under securities laws with respect to short swing trading constitutes a substantial risk of forfeiture. Where other shares of stock have been purchased within six months of exercise of the option, recognition of the compensation attributable to such exercise may be postponed for a period of six months from the date of purchase of such other shares of stock due to such liability.

     In the case of an NQSO, if the option price is paid by the delivery of Previously Acquired Shares having a fair market value equal to the option price, gain or loss is not recognized on the exchange. The participant would recognize ordinary income equal to the fair market value at the date of exercise of shares in excess of the number of Previously Acquired Shares. The participant's basis in the number of shares received equal to the number of Previously Acquired Shares exchanged is the same as his basis in the Previously Acquired Shares. The Participant's basis in the excess shares is equal to the income recognized at the date of exercise of the NQSO.

     SARS. As part of either an ISO or a NQSO, the Company may issue stock appreciation rights which would entitle the participant to receive, in cash or in Common Stock, the spread between the fair market value of the shares converted by the option on the date of exercise and the option price in return for surrendering the option. Stock appreciation rights trigger compensation income as payments are made. The Company can claim a tax deduction in an amount equal to the compensation income.

     The foregoing is only a summary of the principal tax consequences to the Company and the participants from the grant and exercise of options under the 1992 Plan.

RECOMMENDATION

     The Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to increase the aggregate number of shares for which options may be granted under the 1992 Plan. Approval of this proposal requires an affirmative vote of a majority of the total number of votes cast at the Annual Meeting, either in person or by proxy. Unless indicated to the contrary, the enclosed proxy will be voted "FOR" this proposal.

                            INDEPENDENT ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has acted as independent public accountants for the Company continually since 1976. The Board of Directors contemplates the continuation of the services of that firm for the year ended December 31, 1996. However, the Board of Directors will act pursuant to the recommendation of the Audit Committee in connection with the selection of independent accountants. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to shareholder questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals intended to be presented by shareholders at the Company's 1997 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 29, 1996, in order to be included in the Company's proxy statement and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                 OTHER MATTERS

     Management of the Company does not know of any other matter to be acted upon at the Annual Meeting, and so far as is known to management, no matters are to be brought before the Annual Meeting except as specified in the notice thereof. However, if any other matters should come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons holding such proxies.

                         GLOBAL NATURAL RESOURCES INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Robert F. Vagt and E. Lynn Hill, and either of them, with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Global Natural Resources Inc. (the "Company") to be held at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on May 7, 1996 at 9:00 a.m., and any adjournment(s) thereof, with authority to vote as follows:

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote
         (except as listed to the contrary)      for all nominees listed below

     Class I -- term ending 1999
        R. A. Walker, John A. Brock, Patrick L. Macdougall

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2. INCREASE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED UNDER THE 1992 STOCK OPTION PLAN.

    [ ] FOR increasing the shares           [ ] WITHHOLD AUTHORITY to vote for
                                                 increasing the shares

    In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting and any adjournments(s) thereof.

    THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.




                                ------------------------------------------------


                                ------------------------------------------------
                                                    SIGNATURE(S)


                                DATED_____________________________________, 1996
                                [Please sign exactly as name appears hereon and return in accompanying postage-prepaid envelope. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title of such. For joint accounts, each joint owner should sign.]